                                                                    EXHIBIT 99.2


PREFERRED STOCK                                                PREFERRED STOCK

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    NUMBER                                                        SHARES

  PMT 0000
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                        Primecore Mortgage Trust, Inc.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                                CUSIP 74158Q 40 4


This Certifies that






Is the Registered Holder of

     FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

   --------------------                               ----------------------
----------------------- Primecore Mortgage Trust, Inc.--------------------------
   --------------------                               ----------------------

     transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed.

     WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

     Dated:

                                    [SEAL]

        SECRETARY                                            PRESIDENT
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     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be sold, assigned, transferred, pledged or otherwise disposed of except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act and applicable state securities laws.

     The holder of this security by its acceptance hereof agrees to offer, sell or otherwise, transfer, such security, prior to the date, the "resale restriction termination date," which is two years after the later of the original issue date hereof and the last date on which the company or any affiliated person of the company was the owner of this security, or any predecessor of such security only (a) to the company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the securities are eligible for resale pursuant to Rule 144a, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144a under the Securities Act that purchases for its own account or for the investor account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144a, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the security for its own account or for the investor account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (e) to an individual "accredited investor" as defined in subparagraph (a)(4), (a)(5) or (a)(6) of Rule 501 under the Securities Act that is residing in one of the jurisdictions authorized by the company and who is acquiring the security for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the company's or other transfer agent's right, as the case may be, prior to any such offer, sale or transfer pursuant to clauses (d), (e) or (f) to require the delivery of an opinion of counsel certification and/or other information reasonably satisfactory to it, and in each of the foregoing cases, a certificate of transfer in the form appearing on this security completed and delivered by the transferor to the company's other transfer agent, as the case may be. In addition, prior to the time the class of stock evidenced by this security is listed on a national securities exchange or the NASDAQ national market security may not be transferred to any "benefit plan investor" as such term is defined in 29 C.F.R. (S)2510.3-101 unless the proposed transferee provides a disclosure and acknowledgement form and the aggregate percentage of the class of stock evidenced hereby and proposed to be transferred, taken together with all other shares of such class owned by benefit plan investors, would not equal or exceed 25% of such class outstanding. This legend will be removed upon the request of the holder after the resale restriction termination date.

     The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Benefically or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void ab initio. In addition, if any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     In addition, the Corporation will furnish to any stockholder on request and without charge a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series, if any, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common                             UNIF GIFT MIN ACT - ______________ Custodian________________
                                                                                             (Cust)                   (Minor)
          TEN ENT - as tenants by the entireties                                           under Uniform Gifts to Minors Act

          JT TEN  - as joint tenants with right                                          ________________________________________
                    of survivorship and not as                                                            (State)
                    tenants in common

                             Additional abbreviations may also be used though not in the above list.

For Value Received, _________________________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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                               (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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----------------------------------------------------------------------------------------------------------------------------shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________________________

                                                                     _____________________________________________________________
                                                                     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                                                                     THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY
                                                                     PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                                                     WHATEVER.